Exhibit 10.3
COMPROMISE SETTLEMENT AGREEMENT AND
MUTUAL GENERAL RELEASE

I.
PARTIES
The parties to this Compromise Settlement Agreement and Mutual General Release are:

1.01    Earthstone Operating, LLC; Earthstone Energy, Inc.; Oak Valley Resources, LLC; Oak Valley Operating, LLC; and Sabine River Energy, LLC (collectively, “Earthstone”).
1.02    Lucas Energy, Inc. (“LEI”).
1.03    Victory Energy Corporation; AEP Assets LLC, and Aurora Energy Partners (together, “Victory”).
II.
DEFINITIONS
2.01    “JOA” means that certain Joint Operating Agreement which appears as Exhibit “C” to the Participation Agreement, as defined below.
2.02    “Earthstone Parties” means Earthstone and its past and present principals, officers, directors, shareholders, employees, agents, representatives, members, parents, subsidiaries, affiliates, assigns, predecessors and successors.
2.03    “LEI Parties” means LEI and its past and present principals, officers, directors, shareholders, employees, agents, representatives, members, parents, subsidiaries, affiliates, assigns, and successors.
2.04    “Participation Agreement” means that certain Participation Agreement, dated August 1, 2014, between Earthstone and LEI.
2.05    “Victory Assignment” means the assignment to Victory of the Subject Interests, as defined below, pursuant to that certain Partial Assignment and Bill of Sale of Wellbore Rights dated effective as of February 27, 2015 and recorded in Volume 1223, Page 133 in the Official Records of Karnes County, Texas.
2.06    “Victory Parties” means Victory and its past and present principals, officers, directors, shareholders, employees, agents, representatives, members, parents, subsidiaries, affiliates, assigns, and successors.

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2.07     “Settlement Agreement” means this Compromise Settlement Agreement and Mutual General Release.
2.08    “Subject Interests” means a purported fifty percent (50%) Working/Leasehold Interest in and to the Boggs #1H and #2H wellbore rights, along with one hundred feet (100’) laterally perpendicular to said wellbores that were assigned by Lucas to Victory pursuant to the Victory Assignment.
2.09    “Parties” means Earthstone, LEI, and Victory, each of whom shall be individually referred to as a “Party.”
2.10    The “Dispute” means all claims and causes of action of any kind whatsoever which the Parties have or may have in the future against each other, based on any acts or events that have occurred on or before the Effective Date, as defined below, related to or arising out of those facts set forth in Section III below, except as otherwise provided in this Settlement Agreement.
2.11    “Effective Date” means the date on which this Settlement Agreement is executed by LEI, Earthstone and Victory. If executed on different dates, the Effective Date shall be the date that this Agreement is executed by the last party to any such agreement to execute.
2.12    “VL Settlement Agreement” means that certain Settlement Agreement and Mutual Release between Victory and Lucas, including all exhibits thereto.
2.13    “Rogers Release” means the full mutual release, including a release in favor of Victory and its affiliates from Louis H. Rogers, Lucas’ senior secured lender that is contemplated by the VL Settlement Agreement.
III.
Background
3.01    Each of the Parties has informed the other Parties that it intends to assert claims against the other Parties for various reasons, including, without limitation, claims arising out of the following agreements, conveyances or interests:

(a)	the Participation Agreement;

(b)	the JOA;

(c)	the letter of intent dated August 4, 2014 between LEI and the Earthstone Parties;

(d)	the Partial Assignment dated effective August 1, 2014, and recorded in Volume 1196, Page 702 of the Official Records of Karnes County;

(e)	the Victory Assignment;

(f)	the letter agreement dated February 9, 2015, between LEI and the Earthstone Parties;

(g)	a letter dated May 1, 2015, from the Earthstone Parties to LEI; and

(h)	an oil and gas lease, the memorandum of which is recorded as Instrument No. 201500142279 of the Official Records of Karnes County (the “Boggs Lease”).

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All of the Parties dispute the claims that each other Party has made against it. The parties wish to resolve the respective claims by entering into this Agreement without admitting liability therefor, and in order to avoid the uncertainty, expense and burden of litigation. Concurrently, one or more of the Parties is entering into the Lucas Settlement, the VL Settlement Agreement and the Rogers Release.
Scope of Settlement
3.02    Bona fide disputes and controversies may exist between the Parties, both as to the fact and extent of liability, if any, and as to the fact and extent of damages, if any, and by reason of such disputes and controversies, the Parties to this Settlement Agreement desire to settle all claims and causes of action of any kind whatsoever which the Parties have or may have in the future against each other, based on any acts or events that have occurred on or before the Effective Date, except as otherwise provided in this Settlement Agreement.
3.03    The Parties intend that the full terms and conditions of the compromise and settlement be set forth in this Settlement Agreement.
In consideration of the agreements contained in this Settlement Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
IV.
REPRESENTATIONS AND WARRANTIES
The following representations and warranties shall survive the execution of this Settlement Agreement and the completion of the settlement provided below.
Authority/Capacity
4.01    Each Party to this Settlement Agreement warrants and represents that it has the power and authority to enter into this Settlement Agreement and that this Settlement Agreement and all documents delivered pursuant to this Settlement Agreement are valid, binding, and enforceable upon him or it.
4.02    Each Party to this Settlement Agreement warrants and represents that no consent, approval, authorization or order of, and no notice to, or filing with any court, governmental authority, person or entity is required for the execution, delivery, and performance of this Settlement Agreement.
4.03    Earthstone warrants and represents that it is not the fiduciary of LEI or Victory; no fiduciary relationship exists between Earthstone and LEI or between Earthstone and Victory; and this is an arm’s length transaction. LEI warrants and represents that it is not the fiduciary of Earthstone or Victory; no fiduciary relationship exists between LEI and Earthstone or between LEI and Victory; and this is an arm’s length transaction. Victory warrants and represents that it is not the fiduciary of LEI or Earthstone; no fiduciary relationship exists between Victory and LEI or between Victory and Earthstone; and this is an arm’s length transaction.

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4.04    Earthstone warrants and represents that it is duly formed under the laws of the state of its organization and is duly organized and validly existing in good standing under such laws. Earthstone warrants and represents that it has the power and authority to execute and deliver this Settlement Agreement and all other agreements and instruments to be executed by it as contemplated by this Settlement Agreement and to carry out the transactions and perform its obligations provided for in this Settlement Agreement and in those other agreements and instruments. The execution and delivery of this Settlement Agreement and such other agreements and instruments and the consummation of the transactions contemplated by this Settlement Agreement and such other agreements and instruments have been duly and validly authorized by all necessary action on the part of Earthstone.
4.05    LEI warrants and represents that it is duly formed under the laws of the state of its organization and is duly organized and validly existing in good standing under such laws. LEI warrants and represents that it has the power and authority to execute and deliver this Settlement Agreement and all other agreements and instruments to be executed by it as contemplated by this Settlement Agreement and to carry out the transactions and perform its obligations provided for in this Settlement Agreement and in those other agreements and instruments. The execution and delivery of this Settlement Agreement and such other agreements and instruments and the consummation of the transactions contemplated by this Settlement Agreement and such other agreements and instruments have been duly and validly authorized by all necessary action on the part of LEI.
4.06    Victory warrants and represents that it is duly formed under the laws of the state of its organization and is duly organized and validly existing in good standing under such laws. Victory warrants and represents that it has the power and authority to execute and deliver this Settlement Agreement and all other agreements and instruments to be executed by it as contemplated by this Settlement Agreement and to carry out the transactions and perform its obligations provided for in this Settlement Agreement and in those other agreements and instruments. The execution and delivery of this Settlement Agreement and such other agreements and instruments and the consummation of the transactions contemplated by this Settlement Agreement and such other agreements and instruments have been duly and validly authorized by all necessary action on the part of Victory.
V.
SETTLEMENT TERMS
This Settlement Agreement has been negotiated concurrently with (a) the VL Settlement Agreement, (b) the Rogers Release and (c) that certain Compromise Settlement Agreement and General Release by and between Earthstone and LEI of even date herewith (the “Lucas Settlement”). Notwithstanding any provision herein contained to the contrary, this Settlement Agreement shall automatically terminate and be of no force or effect if (a) the VL Settlement Agreement, (b) the Rogers Release or (c) the Lucas Settlement is not executed by all of the parties thereto on or before the expiration of two (2) business days after the Effective Date.

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In reliance upon the representations, warranties, and covenants in this Settlement Agreement, and concurrently with the execution and delivery of this Settlement Agreement, the Parties have settled and compromised their claims and causes of action against each other as follows:
Payment, Reassignment & Non-Consent
5.01    LEI shall be entitled to receive from Earthstone $195,928.33, being the sum previously advanced to Earthstone on behalf of LEI (the “JIB Return”); and Earthstone shall be entitled to receive from LEI $141,907.50 (the “Title Failure Return”).
THEREFORE, Earthstone shall pay to LEI the difference between the JIB Return and the Title Failure Return, being FIFTY-FOUR THOUSAND TWENTY AND 83/100 DOLLARS ($54,020.83) (the “Payment”).
5.02    Earthstone shall deliver the Payment by wire transfer of immediately available funds in U.S. dollars to the account of LEI to the bank or account specified as follows:
_________________
_________________
_________________
_________________

5.03    The parties hereby agree that, notwithstanding the election period set forth in the Letter dated May 1, 2015 (described in Section 3.01(g) above), LEI is hereby deemed a Non-Consenting Party as defined under the terms of the JOA, for all purposes.
5.04    LEI shall execute and deliver an irrevocable election not to participate in the Boggs #1H and #2H Wells (or any AFEs related thereto) as proposed under the above described May 1, 2015 Letter. LEI will further acknowledge in such election that it and its interests in the Boggs #1H and #2H wells are subject to the non-consent penalties set forth in the JOA for failure to participate in such wells.
5.05    Victory shall execute and record a “quit claim” assignment of leasehold working interest in favor of Sabine River Energy, LLC, effective as of February 27, 2015, substantially in the form attached hereto as Exhibit A (the “Reassignment”), of all of the right, title and interest conveyed pursuant to the Victory Assignment. LEI shall warrant title to the Subject Interests unto Sabine River Energy, LLC, against all persons claiming by, through and under LEI and/or Victory, but not otherwise.
5.06    As described in Section 5.02 above, the Payment shall be transmitted to the account specified by LEI within two (2) business days after receipt by Earthstone’s counsel, Thompson & Knight, LLP (“T&K”) of the fully executed signature pages of this Settlement Agreement, the Lucas Settlement, the VL Settlement Agreement, and the Rogers Release for all respective parties thereto; the Reassignment; and any other documentation required to be exchanged under this Settlement Agreement. This Settlement Agreement shall automatically terminate and be null and void, and of

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no further force or effect, if the Payment is not timely transmitted in accordance with this Settlement Agreement.
5.07    LEI acknowledges that Earthstone has in good faith commenced operations, and Earthstone shall take commercially reasonable steps to continue such operations on or before August 31, 2015, for the drilling of either the Boggs #1H well or the Boggs #2H well. LEI’s sole and exclusive remedy for any failure of Earthstone to take such further steps shall be Earthstone’s waiver of the non-consent penalty as to the AFEs included in the May 1, 2015 letter to the extent such waiver is required under the JOA, and LEI shall waive all other rights and remedies for the same (including, without limitation, LEI shall not sue Earthstone for money damages or injunctive relief for failure to continue its operations for such wells).
5.08    In the event that “Recoupment”, as defined under Article VI(d) of the JOA, occurs as to either the Boggs #1H well or the Boggs #2H well, respectively, then within thirty (30) days thereafter Earthstone shall assign to LEI its proportionate share of the applicable wellbore, and the Subject Interests to the extent located within one hundred feet (100’) laterally perpendicular to such wellbore with special warranty of title by, through and under Earthstone, but not otherwise, effective as of the first day of the month following the month in which such Recoupment occurs. For purposes of this section, LEI’s “proportionate share” means an undivided 34.3971%, provided that if as of the Effective Date Earthstone, Victory and LEI, collectively, own less than one hundred percent (100%) of the wells, leases, and other oil and gas properties lying within the “Contract Area” of the JOA (as defined therein), as reflected in the real property records of Karnes County, Texas, then such percentage shall be proportionately reduced.
Non-Disparagement
5.09    From and after the Effective Date, LEI agrees not to discuss or comment upon, or publish any information concerning, any Earthstone Parties or Victory Parties, their business affairs, or their management in a negative or disparaging manner. From and after the Effective Date, Victory agrees not to discuss or comment upon, or publish any information concerning, any Earthstone Parties or LEI Parties, their business affairs, or their management in a negative or disparaging manner. From and after the Effective Date, Earthstone agrees not to discuss or comment upon, or publish any information concerning, any Victory Parties or LEI Parties, their business affairs, or their management in a negative or disparaging manner. LEI, Victory, and Earthstone each agree not to act to disrupt, derogate, or detrimentally affect, directly or indirectly, the business or any business relationship, services, operations, reputation, officers, employees, financial status, or liabilities of any other Party.
Release by LEI of the Earthstone Parties
5.10    Except as otherwise expressly set forth in the Lucas Settlement, as of the Effective Date, LEI generally releases and forever discharges the Earthstone Parties from any and all claims, demands, and causes of action of whatever kind or character which LEI or any other LEI Parties have, or may have in the future, based on any acts or omissions that have occurred on or before the Effective Date, whether known or unknown, including claims for fraud, fraudulent inducement, and breach of fiduciary duty (collectively, the “LEI Claims”), save and except solely those claims,

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demands, and causes of action arising out of or relating to the breach, enforcement, or interpretation of this Settlement Agreement.
5.11    This release is to be construed as the broadest type of general release and includes, but is not limited to: (a) any claim growing out of, or connected in any way with, the Dispute; (b) any claims growing out of, or connected in any way with, LEI’s business dealings with the Earthstone Parties; (c) any claim based in whole or in part on the activities of the Earthstone Parties that may have been alleged to violate any laws or administrative rules of the United States, or any state or subdivision of the United States, or any foreign country or subdivision of any foreign country, pertaining to inter alia, breach of contract, fraud, negligent misrepresentation, tortious interference of prospective contractual relations, intentional interference with an existing contract, attorneys’ fees, breach of fiduciary duty, or punitive damages; (d) any claim based in whole or in part on the activities of the Earthstone Parties that may have been alleged to create any right or action for recovery for damages or injunction, under any federal or state statutes or administrative rule or other judicial decisions or the common law of the United States, or any state or subdivision of the United States, or any foreign country or subdivision of any foreign country; (e) any claim based in whole or in part on the activities of the Earthstone Parties that may have been alleged to create or contribute to any other right, claim or cause of action of LEI against the Earthstone Parties; and (f) claims for punitive or exemplary damages, attorneys’ fees, or penalties.
5.12    This release is intended to constitute a general release by LEI of the Earthstone Parties of the LEI Claims, whether known or unknown. To the extent any of the LEI Claims have not been released by this Settlement Agreement, LEI hereby assigns those claims to Earthstone.
Release by Victory of the Earthstone Parties
5.13    As of the Effective Date, Victory generally releases and forever discharges the Earthstone Parties from any and all claims, demands, and causes of action of whatever kind or character which Victory or any other Victory Parties have, or may have in the future, based on any acts or omissions that have occurred on or before the Effective Date, whether known or unknown, including claims for fraud, fraudulent inducement, and breach of fiduciary duty (collectively, the “Victory Claims”), save and except solely those claims, demands, and causes of action arising out of or relating to the breach, enforcement, or interpretation of this Settlement Agreement.
5.14    This release is to be construed as the broadest type of general release and includes, but is not limited to: (a) any claim growing out of, or connected in any way with, the Dispute; (b) any claims growing out of, or connected in any way with, Victory’s business dealings with the Earthstone Parties; (c) any claim based in whole or in part on the activities of the Earthstone Parties that may have been alleged to violate any laws or administrative rules of the United States, or any state or subdivision of the United States, or any foreign country or subdivision of any foreign country, pertaining to inter alia, breach of contract, fraud, negligent misrepresentation, tortious interference of prospective contractual relations, intentional interference with an existing contract, attorneys’ fees, breach of fiduciary duty, or punitive damages; (d) any claim based in whole or in part on the activities of the Earthstone Parties that may have been alleged to create any right or action for recovery for damages or injunction, under any federal or state statutes or administrative rule or other judicial decisions or the common law of the United States, or any state or subdivision of the

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United States, or any foreign country or subdivision of any foreign country; (e) any claim based in whole or in part on the activities of the Earthstone Parties that may have been alleged to create or contribute to any other right, claim or cause of action of Victory against the Earthstone Parties; and (f) claims for punitive or exemplary damages, attorneys’ fees, or penalties.
5.15    This release is intended to constitute a general release by Victory of the Earthstone Parties of the Victory Claims, whether known or unknown. To the extent any of the Victory Claims have not been released by this Settlement Agreement, Victory hereby assigns those claims to Earthstone.
Release of the Earthstone Claims
5.16    Except as otherwise expressly set forth in the Lucas Settlement as to Earthstone Claims against LEI, as of the Effective Date, Earthstone generally releases and forever discharges the LEI Parties and the Victory Parties from any and all claims, demands, and causes of action of whatever kind or character which Earthstone or any other Earthstone Parties have, or may have in the future, based on any acts or omissions that have occurred on or before the Effective Date, whether known or unknown, including claims for fraud, fraudulent inducement, and breach of fiduciary duty (collectively, the “Earthstone Claims”), save and except solely those claims, demands, and causes of action arising out of or relating to the breach, enforcement, or interpretation of this Settlement Agreement.
5.17    This release is to be construed as the broadest type of general release and includes, but is not limited to: (a) any claim growing out of, or connected in any way with, the Dispute; (b) any claims growing out of, or connected in any way with, Earthstone’s business dealings with the LEI Parties and/or the Victory Parties; (c) any claim based in whole or in part on the activities of the LEI Parties and/or the Victory Parties that may have been alleged to violate any laws or administrative rules of the United States, or any state or subdivision of the United States, or any foreign country or subdivision of any foreign country, pertaining to inter alia, breach of contract, fraud, negligent misrepresentation, tortious interference of prospective contractual relations, intentional interference with an existing contract, attorneys’ fees, breach of fiduciary duty, or punitive damages; (d) any claim based in whole or in part on the activities of the LEI Parties and/or the Victory Parties that may have been alleged to create any right or action for recovery for damages or injunction, under any federal or state statutes or administrative rule or other judicial decisions or the common law of the United States, or any state or subdivision of the United States, or any foreign country or subdivision of any foreign country; (e) any claim based in whole or in part on the activities of the LEI Parties and/or the Victory Parties that may have been alleged to create or contribute to any other right, claim or cause of action of Earthstone against the LEI Parties and/or the Victory Parties; and (f) claims for punitive or exemplary damages, attorneys’ fees, or penalties.
5.18    This release is intended to constitute a general release by Earthstone of the LEI Parties and/or the Victory Parties of the Earthstone Claims, whether known or unknown. To the extent any of the Earthstone Claims have not been released by this Settlement Agreement, Earthstone hereby assigns those claims to LEI and/or Victory, as may be applicable.

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5.19    Notwithstanding anything in this Settlement Agreement to the contrary, the Earthstone Claims do not include, and Earthstone hereby reserves and does not release or waive, and does not assign to LEI and/or Victory, any claims, demands, and/or causes of action of whatever kind or character which Earthstone or any other Earthstone Parties have against LEI arising from or relating to the Lucas Settlement or the performance or enforcement thereof.
Indemnification
5.20    LEI warrants and represents that it owns the LEI Claims and that no part of the LEI Claims has been assigned or transferred to any other person or entity. LEI AGREES TO FULLY INDEMNIFY AND HOLD HARMLESS EARTHSTONE FROM ANY AND ALL CLAIMS ARISING OUT OF, OR DERIVATIVE OF, THE CLAIMS RELEASED BY LEI IN THIS SETTLEMENT AGREEMENT, INCLUDING ALL CLAIMS FOR CONTRIBUTION AND INDEMNITY, AND EXPRESSLY INCLUDING ANY CLAIMS ARISING OUT OF LEI’S OWN NEGLIGENCE OR FAULT. LEI AGREES THAT THE INDEMNIFICATION AND HOLD HARMLESS INCLUDES THE AMOUNTS OF THE CLAIMS, THE EXPENSES OF DEFENDING AGAINST THE CLAIMS, COURT COSTS, AND ATTORNEYS’ FEES.
5.21    Victory warrants and represents that it owns the Victory Claims and that no part of the Victory Claims has been assigned or transferred to any other person or entity. Victory AGREES TO FULLY INDEMNIFY AND HOLD HARMLESS EARTHSTONE FROM ANY AND ALL CLAIMS ARISING OUT OF, OR DERIVATIVE OF, THE CLAIMS RELEASED BY VICTORY IN THIS SETTLEMENT AGREEMENT, INCLUDING ALL CLAIMS FOR CONTRIBUTION AND INDEMNITY, AND EXPRESSLY INCLUDING ANY CLAIMS ARISING OUT OF VICTORY’S OWN NEGLIGENCE OR FAULT. VICTORY AGREES THAT THE INDEMNIFICATION AND HOLD HARMLESS INCLUDES THE AMOUNTS OF THE CLAIMS, THE EXPENSES OF DEFENDING AGAINST THE CLAIMS, COURT COSTS, AND ATTORNEYS’ FEES.
5.22    Earthstone warrants and represents that it owns the Earthstone Claims and that no part of the Earthstone Claims has been assigned or transferred to any other person or entity. EARTHSTONE AGREES TO FULLY INDEMNIFY AND HOLD HARMLESS LEI AND/OR VICTORY FROM ANY AND ALL CLAIMS ARISING OUT OF, OR DERIVATIVE OF, THE CLAIMS RELEASED BY EARTHSTONE IN THIS SETTLEMENT AGREEMENT, INCLUDING ALL CLAIMS FOR CONTRIBUTION AND INDEMNITY, AND EXPRESSLY INCLUDING ANY CLAIMS ARISING OUT OF EARTHSTONE’S OWN NEGLIGENCE OR FAULT. EARTHSTONE AGREES THAT THE INDEMNIFICATION AND HOLD HARMLESS INCLUDES THE AMOUNTS OF THE CLAIMS, THE EXPENSES OF DEFENDING AGAINST THE CLAIMS, COURT COSTS, AND ATTORNEYS’ FEES.
Covenant Not to Sue
5.23    LEI covenants and agrees not to sue Earthstone for any matters released in Sections 5.10 and 5.11 above.

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5.24    Victory covenants and agrees not to sue Earthstone for any matters released in Sections 5.13 and 5.14 above.
5.25    Earthstone covenants and agrees not to sue LEI and/or Victory for any matters released in Sections 5.16 and 5.17 above.
5.26    The parties agree that for any breach of a covenant not to sue the breaching party shall be liable for the non-breaching party’s attorneys’ fees and costs as actual damages in a breach of contract action.
Cooperation and Additional Actions
5.27    The Parties agree to cooperate fully in executing any and all supplementary documents, and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Settlement Agreement.
Costs and Fees
5.28    The Parties agree that each Party shall bear its or his own costs and attorneys’ fees incurred in connection with the Dispute and the negotiation, drafting, and execution of this Settlement Agreement.
Choice of Law
5.29    This Settlement Agreement shall be governed by, construed, interpreted, and enforced in accordance with the laws of the State of Texas, except that any conflict of law rule of that jurisdiction that may require reference to the laws of some other jurisdiction shall be disregarded.
Confidentiality
5.30    From the Effective Date forward, the Parties agree not to reveal the terms of this Settlement Agreement to anyone who is not a Party to this Settlement Agreement. However, the Parties agree that this section shall not prevent any Party from revealing or discussing the terms of this Settlement Agreement (a) with its or his legal advisors, accountants, tax advisors, or financial advisors; (b) in any action regarding the breach, enforcement, or interpretation of this Settlement Agreement; and (c) as required by law (including, where applicable, the Securities and Exchange Commission filing obligations of the Parties), contract, governmental agency, or any court of competent jurisdiction.
Miscellaneous
5.31    The Parties agree that this Settlement Agreement is entered into for settlement purposes only in order to avoid further trouble, litigation, and expense, and it is further agreed that no Party admits any liability or damages as a result of the acts and omissions that form the basis of the Dispute.

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5.32    This Settlement Agreement has been prepared by the joint efforts of the respective attorneys for each of the Parties.
5.33    Section numbers and section titles have been set forth herein for convenience only; they shall not be construed to limit or extend the meaning or interpretation of any part of this Settlement Agreement.
5.34    With the exception of Sections 5.10, 5.13 and 5.16, if any provision of this Settlement Agreement is or may be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless survive and continue in full force and effect without being impaired or invalidated in any way.
5.35    None of the Parties to this Settlement Agreement has expressed any facts, representations, or express or implied warranties to the other Party, except as expressly contained in this Settlement Agreement.
5.36    This Settlement Agreement shall continue perpetually and shall be binding upon the Parties and their heirs, successors, and assigns and shall inure to the benefit of the Parties and their heirs, successors, and assigns.
5.37    Except, as between Earthstone and LEI, as expressly set forth in the Lucas Settlement, and as between Victory and LEI as expressly set forth in the VL Settlement Agreement or the Rogers Release, this Settlement Agreement represents the entire agreement of the Parties and supersedes all prior written or oral agreements, and the terms are contractual and not mere recitals.
5.38    This Settlement agreement may not be amended, altered, modified or changed in any way except in writing signed by all the Parties to this Settlement Agreement.
5.39    EACH PARTY WARRANTS THAT IT HAS CAREFULLY READ THIS AGREEMENT (INCLUDING THIS DISCLAIMER OF RELIANCE SET FORTH HEREIN IN WHAT EACH PARTY AGREES TO BE APPROPRIATELY CONSPICUOUS LANGUAGE) AND ANY EXHIBITS ATTACHED TO THIS AGREEMENT, EACH PARTY REPRESENTS AND WARRANTS THAT IT UNDERSTANDS THIS AGREEMENT AND DISCLAIMER’S CONTENTS, AND SIGNS THIS AGREEMENT AS ITS OR HIS OWN FREE ACT. EACH PARTY EXPRESSLY WARRANTS THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO IT OR HIM IN EXECUTING THIS AGREEMENT, AND THAT EACH PARTY IS NOT RELYING UPON (INDEED, EXPRESSLY DISCLAIMS RELIANCE UPON) ANY STATEMENT OR REPRESENTATION OF ANY PARTY OR ANY AGENT OF ANY OF THE PARTIES HERETO. EACH PARTY AGREES THIS IS AN ARM’S-LENGTH TRANSACTION (NO FIDUCIARY RELATIONSHIP EXISTS) AND EACH PARTY REPRESENTS, WARRANTS, AND PROMISES THAT IT OR HE IS RELYING SOLELY ON ITS OR HIS OWN JUDGMENT AND DUE DILIGENCE, WHICH IT OR HE HEREBY CONTRACTUALLY AGREES TO UNDERTAKE. EACH PARTY WARRANTS IT OR HE HAS BEEN REPRESENTED BY LEGAL COUNSEL IN THIS MATTER. EACH PARTY REPRESENTS THAT ITS OR HIS LEGAL COUNSEL HAS READ AND EXPLAINED TO THAT PARTY THE ENTIRE CONTENTS OF THIS AGREEMENT IN FULL, AS WELL AS THE

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LEGAL CONSEQUENCES OF THIS AGREEMENT AND DISCLAIMER. EACH PARTY AGREES AND WARRANTS THAT IT OR HE HAS READ THE ENTIRE CONTENTS OF THIS AGREEMENT IN FULL, IS SOPHISTICATED AND KNOWLEDGEABLE ABOUT BUSINESS, AND FULLY UNDERSTANDS THE LEGAL CONSEQUENCES OF THIS AGREEMENT AND DISCLAIMER. EACH PARTY REPRESENTS, WARRANTS, AND PROMISES THAT THIS SECTION IS A CLEAR, UNEQUIVOCAL, AND EFFECTIVE DISCLAIMER OF RELIANCE UNDER TEXAS LAW AND THAT THIS AGREEMENT AND DISCLAIMER IS INTENDED TO AND DOES NEGATE ANY CLAIM FOR FRAUD OR FRAUDULENT INDUCEMENT INTO THIS AGREEMENT.
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5.40    This Settlement Agreement may be executed in multiple counterparts or copies and/or on separated signature pages and/or by e-mail transmission, any or all of which when taken together shall be deemed an original for all purposes.

EARTHSTONE OPERATING, LLC (formerly Oak Valley Operating, LLC)

By: /s/ Christopher E. Cottrell
Name, Title: Christopher E. Cottrell, Executive Vice President Land & Marketing

Date: June 25, 2015

EARTHSTONE ENERGY, INC.

By: /s/ Christopher E. Cottrell
Name, Title: Christopher E. Cottrell, Executive Vice President Land & Marketing

Date: June 25, 2015

OAK VALLEY RESOURCES, LLC

By: /s/ Christopher E. Cottrell
Name, Title: Christopher E. Cottrell, Executive Vice President Land & Marketing

Date: June 25, 2015

SABINE RIVER ENERGY, LLC

By: /s/ Christopher E. Cottrell
Name, Title: Christopher E. Cottrell, Executive Vice President Land & Marketing

Date: June 25, 2015

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LUCAS ENERGY INC.

By: /s/ Anthony Schnur
Name, Title: Anthony Schnur, Chief Executive Officer
Date: June 24, 2015

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill
Name, Title: Kenneth Hill, CEO
Date: June 24, 2015

AEP ASSETS, LLC

By: /s/ Kenneth Hill
Name, Title: Kenneth Hill, CEO
Date: June 24, 2015

AURORA ENERGY PARTNERS

By Victory Energy Corporation
Its General Partner

By: /s/ Kenneth Hill
Name, Title: Kenneth Hill, CEO
Date: June 24, 2015

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EXHIBIT A
Form of Reassignment

[ attached ]

EXHIBIT A – PAGE 1

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF KARNES

THAT, VICTORY ENERGY CORPORATION, a Texas corporation, whose mailing address is 3355 Bee Caves Road, Suite 608, Austin, Texas 78746 (hereinafter referred to as “Assignor”), for sufficient consideration received from SABINE RIVER ENERGY, LLC, a Texas limited liability company, whose mailing address is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380-1197 (hereinafter referred to as “Assignee”), does hereby transfer, assign, sell, bargain and convey unto Assignee, subject as herein provided, all of Assignor’s right, title and interest in and to the Oil and Gas Leases described on Exhibit “A” attached hereto and made a part hereof (said leases being hereinafter referred to as “Leases”).

It is the intent of this Assignment and Bill of Sale that Assignor shall retain no interest of any kind or character in the Leases described on Exhibit “A” attached hereto and made a part hereof.

To have and to hold the Leases and interest forever, subject to the following:

1. This Assignment and Bill of Sale is subject to the terms and provisions of the Leases and Assignee hereby assumes its proportionate share of all express and implied covenants thereunder.

2. This Assignment and Bill of Sale shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors, heirs and assigns.

3.    This Assignment and Bill of Sale is subject to all of the terms and provisions contained in the unrecorded Participation Agreement dated effective August 1, 2014. It is agreed between the Parties that should there arise any conflict between the terms of this Assignment and Bill of Sale and said Participation Agreement, the terms and provisions of the Participation Agreement shall control.

4.    This Assignment and Bill of Sale is further made subject to all of the terms and provisions contained in that certain unrecorded Compromise Settlement Agreement and General Release executed by and among the Assignor, the Assignee, Lucas Energy, Inc., and certain affiliated parties, dated June ___ , 2015 (the “Settlement Agreement”). Notwithstanding anything

EXHIBIT A – PAGE 2

contained herein to the contrary, in the event of conflict between the terms of this Assignment and Bill of Sale, the Participation Agreement referenced in Section 3 above, and the Settlement Agreement, the terms of the Settlement Agreement shall control.

5.    This Assignment and Bill of Sale may be executed in any number of counterparts, and each counterpart may be recorded separately or may be combined to form one (1) instrument for recording purposes.

[Signature Page to Follow]

EXHIBIT A – PAGE 3

Executed by Assignor and Assignee on the dates reflected in their respective acknowledgments, but effective as of February 27, 2015.

ASSIGNOR

VICTORY ENERGY CORPORATION

By: /s/ Kenneth Hill

Printed Name: Kenneth Hill
Title: CEO
ASSIGNEE

SABINE RIVER ENERGY, LLC

By: /s/ Christopher E. Cottrell
Christopher E. Cottrell
Executive Vice President Land & Marketing

EXHIBIT A – PAGE 4

ACKNOWLEDGMENTS

STATE OF TEXAS

COUNTY OF TRAVIS

This instrument was acknowledged before me on this 24th day of June, 2015 by Kenneth Hill, who is CEO of VICTORY ENERGY CORPORATION, a Texas corporation, on behalf of said corporation.

My Commission Expires: July 31, 2017    /s/ Sara Hofstetter
Notary Public for the State of Texas
County of Travis
Printed Name: Sara Hofstetter

STATE OF TEXAS

COUNTY OF MONTGOMERY

This instrument was acknowledged before me on this 25th day of June, 2015 by Christopher E. Cottrell, who is Executive Vice President Land & Marketing of SABINE RIVER ENERGY, LLC, a Texas limited liability company, on behalf of said limited liability company.

My Commission Expires:___________    ____________________________________
Notary Public for the State of Texas
County of Montgomery
Printed Name:________________________

EXHIBIT “A”

EXHIBIT A – PAGE 5

Attached hereto and made to that certain Assignment and Bill of Sale dated effective February 27, 2015 by and between Victory Energy Corporation, as Assignor, and Sabine River Energy, LLC, as Assignee.

OIL AND GAS LEASES:

Lessor:                Leland Copeland
Lessee:                Lucas Energy, Inc.
Effective Date:        July 16, 2013
Memorandum Recorded:    Volume 1134, Page 651
Description:            143.00 acres more or less, out of the Thomas P. Crosby Survey,                    Abstract 66, Karnes County, Texas

Lessor:                Glenn D. Boggs, Jr. and Wife, Betty J. Boggs
Lessee:                Lucas Energy, Inc.
Effective Date:        July 16, 2013
Memorandum Recorded:    Volume 1134, Page 653
Description:            143.00 acres more or less, out of the Thomas P. Crosby Survey,                    Abstract 66, Karnes County, Texas

Lessor:                Red Crest Trust, JPMorgan Chase Bank, N. A. as Trustee
Lessee:                Billy R. Wilson
Effective Date:        March 25, 2008
Recorded:            Volume 873, Page 394
Description:            250.00 acres more or less, out of the Thomas P. Crosby Survey,                    Abstract 66, Karnes County, Texas

IN ADDITION TO ANY AND ALL INTEREST ASSIGNOR HAS IN THE ABOVE DESCRIBED LEASES, ASSIGNOR IS CONVEYING TO ASSIGNEE ALL OF ITS RIGHT, TITLE AND INTEREST THAT ASSIGNOR WAS ASSIGNED IN THAT CERTAIN PARTIAL ASSIGNMENT AND BILL OF SALE OF WELLBORE RIGHTS BY AND BETWEEN LUCAS ENERGY, INC., AS ASSIGNOR, AND VICTORY ENERGY CORPORATION, AS ASSIGNEE, DATED EFFECTIVE FEBRUARY 27, 2015, RECORDED IN VOLUME 1223, PAGE 133, DOCUMENT NO. 00141110 IN THE OFFICIAL RECORDS OF KARNES COUNTY, TEXAS.

All recording references are as to Karnes County, Texas.

END OF EXHIBIT “A”

EXHIBIT A – PAGE 6